UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: August 20, 2009

(Date of earliest event reported)
Corning Natural Gas Corporation (Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	000-00643 (Commission File Number)	16-0397420 (I.R.S. Employer Identification No.)

330 West William Street, Corning, New York (Address of principal executive offices)	14830 (Zip Code)

(607) 936-3755 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On August 20, 2009, Corning Natural Gas Corporation (the "Company") issued two press releases. The first press release announced the commencement of construction of the Company's Virgil, NY franchise. The second press release announced that the New York Public Service Commission has issued a final order in Corning's Rate Case. Both events are considered significant events to the Company. The Virgil franchise is a major expansion outside the Company's core service territory. The rate order will increase Corning revenues by approximately $1.5 million dollars annually, effective September 1, 2009. The case also establishes a process for a second increase that would be effective September 1, 2010.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 - News release for the Virgil project construction, dated August 20, 2009

99.2 - News release for the Rate Order, dated August 20, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corning Natural Gas Corporation By: /s/ Michael German Name: Michael I. German Title: President and Chief Executive Officer
Dated: August 20, 2009

EXHIBIT INDEX

Exhibit Number Description

99.1 - News release for the Virgil project construction, dated August 20, 2009

99.2 - News release for the Rate Order, dated August 20, 2009